Exhibit 10.1

FIRST AMENDMENT TO
WARRANT TO PURCHASE COMMON STOCK

This FIRST AMENDMENT TO WARRANT TO PURCHASE COMMON STOCK (this “Amendment”), dated as of February 4, 2019 (the “Effective Date”), is issued by ION GEOPHYSICAL CORPORATION, a Delaware corporation (the “Company”), in favor of the holder (the “Holder”) of the Warrant (as defined below). Capitalized terms used but not defined in this Amendment shall have the meanings that are set forth in the Warrant.

RECITALS

WHEREAS, the Company issued a Warrant to Purchase Common Stock, dated as of February 21, 2018, which entitles the Holder to purchase shares of Common Stock of the Company pursuant to the terms and conditions therein (as amended, modified, supplemented, or restated from time to time, the “Warrant”); and
WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders to extend the Expiration Date of the Warrant on the terms set forth herein.
AMENDMENT

1.
Amendment to Warrant. The definition of “Expiration Date” as found in Section 16(l) of the Warrant is hereby amended by deleting the reference to “March 21, 2019” therein and replacing such reference with “March 21, 2020”.

2.	Effectiveness. This Amendment shall be effective as of the Effective Date.

3.
Effect. The terms and provisions of the Warrant and all other documents and instruments relating and pertaining to the Warrant shall continue in full force and effect, except as amended hereby. In the event of any conflict between the provisions of the Warrant and the provisions of this Amendment, the provisions of this Amendment shall control.

4.
Governing Law. This Amendment, and all matters arising directly or indirectly herefrom, are to be construed and enforced in accordance with and shall be governed by the internal laws of the State of New York without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the Effective Date set out above.

ION GEOPHYSICAL CORPORATION

By:	/s/ R. Brian Hanson
Name:	R. Brian Hanson
Title:	President and Chief Executive Officer